As filed with the Securities and Exchange Commission on July 24, 1997
                        Registration No. 333- __________
         --------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        Super Vision International, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   59-3046866
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                      (I.R.S. employer identification no.)

                      2442 Viscount Road, Orlando, FL 32809
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                    (Address of principal executive offices)

                       1994 Stock Option Plan, as amended
                              (Full title of plan)

                          Brett M. Kingstone, President
                        Super Vision International, Inc.
                               2442 Viscount Road
                             Orlando, Florida 32809
                     (Name and address of agent for service)

                                 (407) 857-9900
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Alison Newman, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                               New York, NY 10017

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

                                        Proposed          Proposed
                                        Maximum           Maximum
                                        Offering          Aggregate                               Amount of
Title of Securities                       to be           Price Per        Offering             Registration
 to be Registered                       Registered(1)       Share(2)         Price                   Fee
Class A Common Stock,
  $.001 par value                       100,000           $8.81            $881,000             $266.97
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Class A Common Stock is being registered to cover any adjustment in the number of shares of Class A Common Stock pursuant to the anti-dilution provisions of the 1994 Stock Option Plan, as amended.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Class A Common Stock on July 21, 1997 as reported on Nasdaq.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               The Registration Statement on Form S-8 (File No. 333-23689), filed by Super Vision International, Inc. (the "Registrant") on March 20, 1997, and the documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

               (a) The Registrant's Annual Report on Form 10-KSB (File No. 0-23590) for its fiscal year ending December 31, 1996;

               (b) The Registrant's definitive Proxy Statement, dated April 28, 1997 as filed with the Securities and Exchange Commission (the "Commission") in connection with the Company's Annual Meeting of Stockholders held on May 19, 1997;

               (c) The Registrant's quarterly report on Form 10-QSB for the quarterly period ended March 31, 1997;

               (d) The Registrant's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on March 22, 1994, including any amendment or supplement thereto.

Item 8.        Exhibits

               4(a)         1994 Stock Option Plan, as amended

               5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Class A Common Stock to be registered hereunder

               23.1         Consent of Coopers & Lybrand L.L.P.

               23.2 Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5.1)

               24 Power of Attorney (included in signature page of this Registration Statement)

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 21st day of July, 1997.

                                           SUPER VISION INTERNATIONAL, INC.


                                                  By: /s/ Brett M. Kingstone
                                                  ---------------------------
                                                  Brett M. Kingstone,
                                                  Chairman, President and Chief
                                                  Executive Officer

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Brett M. Kingstone and John P. Stanney, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 /s/ Brett M. Kingstone                                 July 21, 1997
-----------------------------------------
Brett M. Kingstone - Chairman of
the Board of Directors, President
and Chief Executive Officer
(Principal Executive Officer)


 /s/ John P. Stanney                                    July 21, 1997
------------------------------------------
John P. Stanney - Chief
Operating Officer and Chief
Financial Officer (Principal
Financial and Accounting Officer)

/s/ Edgar Protiva                                       July 21, 1997
------------------------
Edgar Protiva - Director


 /s/ Eric Protiva                                       July 21, 1997
-----------------------
Eric Protiva - Director


 /s/ Brian McCann                                       July 21, 1997
-----------------------
Brian McCann - Director


 /s/ Anthony Castor                                     July 21, 1997
-------------------------
Anthony Castor - Director

                                INDEX TO EXHIBITS
                        SUPER VISION INTERNATIONAL, INC.


Exhibit
  No.             Description

4(a)              1994 Stock Option Plan, as amended

5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Class A Common Stock to be registered hereunder

23.1              Consent of Coopers & Lybrand L.L.P.

23.2              Consent of Bachner, Tally, Polevoy & Misher LLP
                  (contained in Exhibit 5.1)

24 Power of Attorney (included in signature page of this Registration Statement)